Exhibit 3.10

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 05/22/1992 722143159 – 2298610

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SOLVAY MILL LIMITED PARTNERSHIP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows;

I. The name of the limited partnership is Solvay Mill Limited Partnership (the “Partnership”).

II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of the general partner is as follows:

NAME	MAILING ADDRESS
Mill Management Corp.	115 Engineers Road Hauppauge, New York 11788

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Solvay Mill Limited Partnership as of May 22, 1992.

MILL MANAGEMENT CORP., General Partner

By:	/s/ Steven Hill
Steven Hill, Secretary

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 05/05/1994 944079857 – 2298610

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SOLVAY MILL LIMITED PARTNERSHIP

The undersigned, pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, Section 202, does hereby certify:

I.	The name of the limited partnership is Solvay Mill Limited Partnership.

II.	The Certificate of Limited Partnership of Solvay Mill Limited Partnership was filed in the Office of the Secretary of State on May 22, 1992.

III.	Article I of the Certificate of Limited Partnership is deleted in its entirety and the following is substituted therefore:

“I. The name of the limited partnership is Solvay Paperboard L.P.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership of Solvay Mill Limited Partnership, this 3rd day of May, 1994.

SOLVAY MILL LIMITED PARTNERSHIP
By:	Mill Management Corp., General Partner

By:	/s/ Steven Hill
Steven Hill, Senior Vice President and Secretary

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 09/14/1994
944172736 – 2298610

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

1. The name of the Limited Partnership is SOLVAY PAPERBOARD L.P.

2. Date of original filing with Delaware Secretary of State is May 22, 1992.

I, Steven Hill, Senior Vice President of SOLVAY PAPERBOARD, INC., General Partner of the above named limited partnership, do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership to be restored to Good Standing.

SOLVAY PAPERBOARD L.P.

By:	Solvay Paperboard, Inc.
General Partner

By:	/s/ Steven Hill
Steven Hill, Senior Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 11/02/1998 981424080 – 2298610

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SOLVAY PAPERBOARD L.P.

The undersigned, pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, Section 202, does hereby certify:

1. The name of the limited partnership is Solvay Paperboard L.P.

2. The date of filing of the Certificate of Limited Partnership of the Partnership in the Office of the Secretary of State is May 22, 1992.

3. Article III of the Certificate of Limited Partnership is deleted in its entirety and the following is substituted therefore:

“III. The name and mailing address of the general partner is as follows:

NAME	MAILING ADDRESS
Solvay Paperboard, Inc.	53 Industrial Drive Solvay, New York 13204”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership of Solvay Paperboard L.P. this 2nd day of November, 1998.

SOLVAY PAPERBOARD L.P.

By:	Solvay Paperboard, Inc., General Partner

By:	/s/ Todd F. Blatterman
Todd F. Blatterman, Vice President

TOTAL P.02

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY

OF

SOLVAY PAPERBOARD L.P.

TO

SOLVAY PAPERBOARD LLC

This Certificate of Conversion to Limited Liability Company, dated as of October 27, 1998, is being duly executed and filed by Steven Hill, as an authorized person, to convert SOLVAY PAPERBOARD L.P., a Delaware limited partnership (the “Other Entity”), to SOLVAY PAPERBOARD LLC, a Delaware limited liability company (the “Company”), under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

1. The Other Entity was first formed on May 22,1992. The jurisdiction of the Other Entity at the time it was first formed was Delaware.

2. The Other Entity’s name immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was Solvay Paperboard L.P.

3. The name of the Company as set forth in its certificate of formation is Solvay Paperboard LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date first-above written.

/s/ Steven Hill
Steven Hill, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 11/04/1998 981424313 – 2298610

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 11/04/1998 981424313 – 2298610

CERTIFICATE OF FORMATION

OF

SOLVAY PAPERBOARD LLC

This Certificate of Formation of SOLVAY PAPERBOARD LLC (the “LLC”), dated as of October 27, 1998, is being duly executed and filed by Steven Hill, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Solvay Paperboard LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Steven Hill
Steven Hill, Authorized Person

SOLVAY PAPERBOARD, INC.

53 Industrial Drive

Solvay, New York 13204

November 2,1998

Secretary of State

Department of State

Division of Corporations

John G. Townsend Building

P.O. Box 898

Dover, Delaware 19903

Re:	Solvay Paperboard LLC

Gentlemen:

Solvay Paperboard, Inc., a Delaware corporation, hereby consents to the formation of a Delaware limited liability company under the name “Solvay Paperboard LLC” and to the use of the words “Solvay Paperboard” in the name of such limited liability company.

Please contact the undersigned if you have any questions.

Very truly yours,

SOLVAY PAPERBOARD, INC.

By:	/s/ Todd F. Blatterman
Todd F. Blatterman, Vice President

TOTAL P.02

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:01 PM 11/04/1998 981424314 - 2298610

CERTIFICATE OF CANCELLATION

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SOLVAY PAPERBOARD L.P.

This Certificate of Cancellation, dated as of October 27, 1998, is being filed by the undersigned in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) in accordance with the provisions of 6 Del.C. § 17-203 to cancel the Certificate of Limited Partnership of SOLVAY PAPERBOARD L.P. (the “Partnership”).

1. The name of the limited partnership is Solvay Paperboard L.P.

2. The date of filing of the Certificate of Limited Partnership of the Partnership in the Office of the Secretary of State is May 22, 1992.

3. The reason for the filing of this Certificate of Cancellation is that the Partnership has been converted to a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

4. The name of the entity into which the Partnership has been converted is Solvay Paperboard LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the date first-above written.

SOLVAY PAPERBOARD, INC., General Partner

By:	/s/ Steven Hill
Steven Hill, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS FILED 04:00 PM 12/11/1998
98148 0470 - 2298610

CERTIFICATE OF MERGER OF SOLVAY PAPERBOARD II, L.P.

INTO SOLVAY PAPERBOARD LLC

Dated: December 11, 1998

The undersigned limited liability company formed and existing under and by virtue of the Delaware Limited Liability Company Act, 6 Del C. § 18-101, et seq. (the “Act”),

DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation or Organization
Solvay Paperboard II, L.P.	Delaware
Solvay Paperboard LLC	Delaware

SECOND: An Agreement and Plan of Merger has been approved and executed by Solvay Paperboard II, L.P. and Solvay Paperboard LLC

THIRD: The name of the surviving Delaware limited liability company is Solvay Paperboard LLC.

FOURTH: The merger of Solvay Paperboard II, L.P, into Solvay Paperboard LLC shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving limited liability company. The address of the principal place of business of the surviving limited liability company is 53 Industrial Drive, Syracuse, New York 13204.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any partner of Solvay Paperboard II, L.P. and to any member of Solvay Paperboard LLC.

SOLVAY PAPERBOARD LLC

By:	/s/ Steven Hill
Steven Hill, Senior Vice President and Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 05:34 PM 02/25/2009 FILED 05:21 PM 02/25/2009 SRV 090199315 - 2298610 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Solvay Paperboard LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The Registered Agent For Solvay Paperboard LLC, a Delaware Domestic LLC, is changed from The Corporation Trust Company located at Corporation Trust Center 1209 Orange Street, Wilmington, DE 19801 in New Castle County to National Registered Agents, Inc. located at 160 Greentree Drive, Suite 101, Dover, DE 19904 in Kent County.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 24 day of February, A.D. 2009.

By:	/s/ Robert B. McIntosh
Authorized Person(s)

Name:	Robert B. McIntosh, Executive Vice President, General Counsel & Secretary
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State of Delaware Secretary of State Division of Corporations Delivered 04:00 PM 01/04/2010 FILED 03:40 PM 01/04/2010 SRV 100004165 – 2298610 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is SOLVAY PAPERBOARD LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Robert B. McIntosh
Authorized Person

Name:	Robert B. McIntosh
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State of Delaware
Secretary of State
Division of Corporations
Delivered 01:42 PM 09/30/2010
FILED 01:42 PM 09/30/2010
SRV 100956288 - 2298610 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Solvay Paperboard LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

l. Name. The name of the limited liability company is ROCKTENN - SOLVAY, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30th day of September, A.D. 2010.

By:	/s/ Robert B. McIntosh
Authorized Person(s)

Name:	Robert B. McIntosh
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